Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$269,185
Unrealized Gain (Loss) on Market Value of Commodity Futures	592,605
Dividend Income	154
Interest Income	134
Total Income (Loss)	$862,078

Expenses
General Partner Management Fees	$7,087
Professional Fees	11,417
Brokerage Commissions	174
Directors' Fees and insurance	1,113
NYMEX License Fee	142
Total Expenses	19,933
Expense Waiver	(11,430)
Net Expenses	$8,503
Net Income (Loss)	$853,575

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/21	$10,864,783
Net Income (Loss)	853,575

Net Asset Value End of Month	$11,718,358
Net Asset Value Per Share (1,000,000 Shares)	$11.72

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596